UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2006
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01. Material Amendment to a Material Agreement
Item 2.02. Results of Operations and Financial Condition
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index

Item 1.01. Material Amendment to a Material Agreement.
As previously reported, on May 11, 2005, the Company completed its previously-announced acquisition of all of the general and limited partnership interests of FUNimation Productions, Ltd. and The FUNimation Store, Ltd. (together, “FUNimation”). Pursuant to the terms of the FUNimation Partnership Interest Purchase Agreement (the “Purchase Agreement”), $21.8 million of the purchase price paid by the Company was deposited into an escrow account for the purposes of funding certain indemnification obligations of the sellers of FUNimation partnership interests (“FUNimation sellers”). On February 7, 2006, the Company came to an agreement with the FUNimation sellers, memorialized by that certain Memorandum of Understanding (the “MOU”), attached hereto as Exhibit 99.1. The MOU provides that approximately $11.1 million of the purchase price held in escrow is to be distributed to the Company as a reduction to the purchase price paid to the FUNimation sellers, with the remaining funds ($10.7 million) being released to the FUNimation sellers. Each of the parties also provided the other with a broad release of all claims under the Purchase Agreement. The Company intends to utilize the proceeds from this distribution in order to pay down the Term B Loan under its GE credit facility by approximately $11.1 million.
The foregoing description is not a complete statement of the parties’ rights and obligations under the Purchase Agreement and the transactions completed thereby. The above description is qualified in its entirety by reference to the Purchase Agreement, as amended, filed with the Company’s January 11, 2005 Current Report on Form 8-K as Exhibit 10.1, and as amended pursuant to that certain Amendment No. 1 to Partnership Interest Purchase Agreement filed as Exhibit 10.1 to the Company’s May 17, 2005 Current Report on Form 8-K, and the MOU attached hereto as Exhibit 99.1, all of which are incorporated herein by reference.
As previously reported, on June 1, 2005 Navarre Corporation and each of its wholly-owned subsidiaries (the “Company”), entered into a $165 million Third Amended and Restated Credit Agreement with General Electric Capital Corporation acting as agent (the “Credit Agreement”). On February 7, 2006 the Company entered into that certain Limited Waiver and Second Amendment With Respect to Third Amended and Restated Credit Agreement (the “Waiver and Amendment”). Among other things, the Waiver and Amendment: (i) provides the Company with a waiver for any failure to comply with the terms of the Credit Agreement in connection with the amendments and revisions to the FUNimation Partnership Interest Purchase Agreement made pursuant to the MOU, as discussed herein; and (ii) solely for the purposes of calculating the Company’s compliance with the financial covenants under the Credit Agreement, it amends the Credit Agreement to provide the Company with an addition to its calculation of earnings before interest, tax, depreciation and amortization (EBITDA) in an aggregate amount not to exceed $16.9 million during the quarter ending December 31, 2005.
The description of the Credit Agreement is qualified in its entirety by reference to the Third Amended and Restated Credit Agreement filed as Exhibit 10.2 to the Company’s May 17, 2005 Current Report on Form

8-K, as amended pursuant to that certain First Amendment and Limited Waiver to Third Amended and Restated Credit Agreement filed as Exhibit 99.1 to the Company’s October 14, 2005 Current Report on Form 8-K, and that certain Limited Waiver and Second Amendment With Respect to Third Amended and Restated Credit Agreement attached hereto as Exhibit 99.2, all of which are incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
On February 7, 2006, the Company issued a press release announcing its earnings for the quarter ending December 31, 2005, the date and time of an upcoming conference call with management of the Company, and issuing revised guidance regarding the Company’s anticipated financial performance for the 2006 fiscal year.
The information in this Current Report on Form 8-K, including Exhibit 99.3, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including Exhibit 99.3, shall not be deemed to be incorporated by reference into the filings of Navarre Corporation under the Exchange Act or the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits. The following exhibits are filed with this document:
Exhibit
99.1	Memorandum of Understanding by and among Navarre Corporation, certain of its subsidiary companies and the FUNimation sellers, dated February 7, 2006.

99.2	Form of Limited Waiver and Second Amendment With Respect to Third Amended and Restated Credit Agreement by and among Navarre Corporation, General Electric Capital Corporation and the Lenders thereto, dated February 7, 2006.

99.3	Press Release, dated February 7, 2006, issued by Navarre Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: February 7, 2006	By:	/s/ J. Reid Porter
		Name:	J. Reid Porter
		Title:	Chief Financial Officer